Investor Contacts:  Rusty Cloutier
          President & CEO  or
  Jim McLemore, CFA
  Sr. EVP and CFO
  337.237.8343

Media Contact:     Alex Calicchia
 Chief Marketing Officer
 337.593.3008
MidSouth Bancorp, Inc. Reports Fourth Quarter 2009 Results

•	Strong Capital Position with Total Risk Weighted Capital of 20.69%
•	Net Earnings before Preferred Dividends Increased 11.8% Year-Over-Year
•	Nonperforming Assets to Total Assets a Modest 1.79%

LAFAYETTE, LA., January 28, 2010/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE Amex: MSL) today reported net earnings available to common shareholders of $890,000 for the fourth quarter ended December 31, 2009, a decrease of 16.4% from net earnings available to common shareholders of $1,064,000 reported for the fourth quarter of 2008, and a decrease of 21.4% from net earnings available to common shareholders of $1,132,000 reported for the third quarter of 2009.  Diluted earnings for the fourth quarter of 2009 were $0.13 per common share, a decrease of 18.8% from $0.16 per common share reported for the fourth quarter of 2008, and a decrease of 23.5% from $0.17 per common share reported for the third quarter of 2009.  MidSouth recorded dividends on its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”) issued to the U. S. Department of the Treasury on January 9, 2009 under the Capital Purchase Plan which reduced net earnings available to common shareholders by $300,000 for the fourth quarter of 2009 and $299,000 for the third quarter of 2009.  Fourth quarter 2009 net earnings before dividends on Series A Preferred Stock totaled $1,190,000, an increase of $126,000, or 11.8%, over the $1,064,000 earned in the fourth quarter of 2008.

For the year ended December 31, 2009, net earnings available to common shareholders totaled $3,424,000, a 38.2% decrease from net earnings available to common shareholders of $5,537,000 reported for the year ended December 31, 2008.  Dividends recorded on the Series A Preferred Stock reduced net earnings available to common shareholders by $1,175,000 for the year ended December 31, 2009.  Diluted earnings per common share were $0.51 for the year ended December 31, 2009, compared to $0.83 for 2008.

C. R. “Rusty” Cloutier, President and Chief Executive Officer, commenting on fourth quarter and annual 2009 results noted, “We ended the year with significantly stronger capital levels, increased our allowance for loan losses and reduced controllable expenses.    We appreciate the hard work of our employees and the support of our investors who have helped MidSouth during the past year to continue to execute on our business strategy to be well-positioned in the coming quarters to serve our commercial and retail customers once demand for credit improves in our markets.”

MidSouth’s total assets at December 31, 2009 were $972.1 million, a 3.8% increase over the $936.8 million in total assets reported at December 31, 2008.  The $35.3 million increase in assets resulted primarily from a public offering of 2.7 million shares of MidSouth’s common stock at $12.75 per share which closed on December 22, 2009 with net proceeds of approximately $32.4 million.  The additional capital increased MidSouth’s leverage capital ratio from 8.38% at December 31, 2008 to 13.95% at December 31, 2009.  Tier 1 risk weighted capital and total risk weighted capital ratios were 19.48% and 20.69% at December 31, 2009, compared to 11.04% and 12.16% at December 31, 2008, respectively.  MidSouth plans to use the net proceeds from the offering for general purposes including potential acquisition opportunities.

Deposits totaled $773.3 million as of December 31, 2009, an increase of $6.6 million, compared to $766.7 million on December 31, 2008.  Total loans were $585.0 million, a decrease of $24.0 million, or 3.9%, from the $609.0 million reported as of December 31, 2008.  Loans decreased throughout 2009 as commercial customers used cash flows to pay down debt and continued economic concerns stemmed loan production in both commercial and retail credits.

Fourth quarter 2009 net earnings before dividends on Series A Preferred Stock increased $126,000 from fourth quarter 2008 net earnings and were positively impacted by a $650,000 decrease in the provision for loan losses and a $383,000 decrease in non-interest expense, which offset a $447,000 decrease in quarterly revenues and a $460,000 increase in income tax expense.  Decreases in non-interest expenses primarily consisted of $242,000 in shares tax expense, $240,000 in marketing costs, $80,000 in corporate development and training expenses, $72,000 in professional fees, and $57,000 in directors’ fees, offset by a $308,000 increase in salaries and benefit costs.  The increased salaries and benefit expense resulted primarily from $246,000 in additional costs associated with group health insurance coverage.  Quarterly revenues, defined as net interest income and non-interest income, decreased primarily due to a $378,000 reduction in net interest income, which was driven by a decline in earning asset yields and loan volume in quarterly comparison.  Additionally, MidSouth recorded a $178,000 impairment charge on an equity security in the fourth quarter of 2009, which reduced non-interest income.  Increased service charges on deposit accounts partially offset the impact of the impairment charge.  The equity security is an investment in a portfolio of common stocks of community bank holding companies.  The $460,000 increase in income tax expense in quarterly comparison resulted primarily from an increase in pre-tax earnings in prior year quarterly comparison and from the effect of certain federal tax credits recorded in the fourth quarter of 2008.

In linked-quarter comparison, net earnings before dividends on Series A Preferred Stock decreased $241,000, primarily due to the $1.35 million provision for loan losses recorded in the fourth quarter of 2009 compared to the $1.0 million provision recorded for the third quarter of 2009.  Net interest income decreased $91,000 in linked-quarter comparison and non-interest income decreased $286,000, primarily due to the $178,000 impairment charge on the equity security.  Non-interest expense decreased $357,000, primarily due to a $246,000 decrease in shares tax expense.  Reductions in several other non-interest expense categories offset increases in occupancy and marketing expenses in linked-quarter comparison.  Additionally, a $222,000 decrease in salaries expense offset a $200,000 increase in the cost of group health insurance.

In year-to-date comparison, net earnings before dividends on Series A Preferred Stock decreased $938,000 primarily due to a $895,000 increase in the provision for loan losses.  Net interest income increased $434,000 as deposit rate reductions throughout 2009 lowered interest expense and offset decreased interest income from earning assets.  Non-interest income decreased in annual comparison primarily as a result of the $178,000 impairment charge on the equity security, a $120,000 decrease in income from a third party investment advisory firm, and a $131,000 one-time payment recorded in other non-interest income in 2008.  The one-time payment resulted from VISA’s mandatory redemption of a portion of its Class B shares outstanding in connection with its initial public offering.  The impact of these and other decreases in other non-interest income categories was offset by a $327,000 increase in ATM and debit card income and a $124,000 increase in service charges on deposit accounts and resulted in a net reduction in non-interest income of $82,000 in year-to-date comparison.   Non-interest expense increased $719,000 in year-to-date comparison, due to higher FDIC premiums ($1,178,000), salary and benefits costs ($792,000) and occupancy expenses ($601,000), offset by a $1,852,000 decrease in other non-interest expenses.  The $1,852,000 reduction in non-interest expenses included significant decreases of $977,000 in marketing costs, $278,000 in corporate development and training expenses, $197,000 in professional fees, $157,000 in shares tax expense, and $213,000 in expenses recorded in 2008 related to the data conversion and merger of the Texas bank charter into the Louisiana charter.  Income tax expense decreased $324,000 due to the effect of certain federal tax credits combined with lower annual pre-tax profits and sustained tax exempt income levels.

Asset Quality. Nonaccrual loans totaled $16.2 million as of December 31, 2009, compared to $9.4 million as of December 31, 2008 and $15.5 million at September 30, 2009.  Of the $16.2 million at December 31, 2009, $12.2 million, or 75.1%, represented two large commercial real estate loan relationships in the Baton Rouge market.  Loans past due 90 days or more and still accruing totaled $0.4 million at December 31, 2009, a decrease of $600,000 from the $1.0 million reported for December 31, 2008 and a decrease of $1.2 million from the $1.6 million reported for September 30, 2009.  Total nonperforming assets to total assets were 1.79% at December 31, 2009, compared to 1.17% at December 31, 2008 and 1.90% at September 30, 2009.

With respect to the $12.2 million in two large commercial real estate loan relationships in the Baton Rouge market that are nonaccrual, $3.9 million is related to a national participation loan.  In the fourth quarter of 2009, an additional $300,000 was charged off on the loan, bringing the total charged off in 2009 to $1.8 million.  The loan will be a long term work-out based on actions taken by the lead bank.  The second loan is an $8.3 million commercial real estate loan in the Baton Rouge market which primarily funded construction of a condominium complex.  As part of a work-out plan, the units are now being leased as apartments, with 57% of the units under lease agreements.  Additionally, principal reductions totaling $96,000 were recorded on the loan in the fourth quarter of 2009.

Allowance coverage for nonperforming loans was 48.28% at December 31, 2009, compared to 73.22% at December 31, 2008 and 46.82% at September 30, 2009.  Excluding the effect of the two large commercial real estate loan relationships in the Baton Rouge market, allowance coverage for nonperforming loans was 158.37% at December 31, 2009, 342.88% at December 31, 2008, and 213.23% at September 30, 2009.  Year-to-date net charge-offs were 0.86% of total loans for the fourth quarter of 2009 compared to 0.40% for the fourth quarter of 2008 and 0.83% (annualized) for the third quarter of 2009.  The ALLL/total loans ratio was 1.37% at December 31, 2009, 1.25% at December 31, 2008 and 1.36% at September 30, 2009.

Earnings Analysis

Net Interest Income.   Fully taxable-equivalent (“FTE”) net interest income totaled $10,275,000 for the fourth quarter of 2009, a decrease of 3.9%, or $420,000, from the $10,695,000 reported for the fourth quarter of 2008.  The decrease in FTE net interest income resulted primarily from a decrease in loan volume and yields on loans in prior year quarterly comparison.  Additionally, a higher volume of interest bearing deposits, time deposits, and federal funds sold earned minimal rates and the yield on investment securities declined due to a higher volume of short-term agency securities within the portfolio.  Approximately $62.6 million in short-term agency securities were purchased late in the fourth quarter of 2009 with proceeds from the common stock offering and excess federal funds sold.  Deposit rate reductions lowered interest expense in prior year quarterly comparison and partially offset the impact of decreased earning assets yields.   As a result, the FTE net interest margin decreased 38 basis points, from 5.05% for the fourth quarterof 2008 to 4.67% for the fourth quarter of 2009.

In linked-quarter comparison, FTE net interest income declined $100,000, with decreased interest expense from lower deposit rates partially offsetting decreased income from earning assets.  Balance sheet and yield changes in linked-quarter comparison resulted in a 15 basis point decrease in the FTE net interest margin, from 4.82% at September 30, 2009 to 4.67% at December 31, 2009.

In year-to-date comparison, FTE net interest income increased $448,000 as interest expense decreased $5,865,000, offsetting a $5,417,000 decline in FTE interest income.  Interest expense decreased primarily due to an 87 basis point reduction in the average rate paid on interest-bearing liabilities, from 2.45% at December 31, 2008 to 1.58% at December 31, 2009.  Despite increased FTE net interest income, the FTE net interest margin declined 5 basis points, from 4.93% for the year ended December 31, 2008 to 4.88% for the year ended December 31, 2009, as decreased earning asset yields offset the impact of an increase in the average volume of earning assets.

About MidSouth Bancorp, Inc.
MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana with assets of $972 million as of December 31, 2009.  Through our wholly owned subsidiary, MidSouth Bank, N.A., we offer a full range of banking services to commercial and retail customers in south Louisiana and southeast Texas.  MidSouth Bank has 35 locations in Louisiana and Texas and more than 50 ATMs.

Forward-Looking Statements  Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, statements regarding future results, changes in the local and national economy and potential acquisitions.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverages, and changes in the U.S. Treasury’s Capital Purchase Program; and other factors discussed under the heading “Risk Factors” in MidSouth’s Registration Statement on Form S-1/A filed with the SEC on December 9, 2009 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	For the Quarter Ended			For the Quarter Ended
	December 31,		%	September 30,	%
EARNINGS DATA	2009	2008	Change	2009	Change
Total interest income	$12,253	$13,699	-10.6%	$12,498	-2.0%
Total interest expense	2,412	3,480	-30.7%	2,566	-6.0%
Net interest income	9,841	10,219	-3.7%	9,932	-0.9%
FTE net interest income	10,275	10,695		10,375
Provision for loan losses	1,350	2,000	-32.5%	1,000	35.0%
Non-interest income	3,686	3,755	-1.8%	3,972	-7.2%
Non-interest expense	10,969	11,352	-3.4%	11,326	-3.2%
Net earnings before income taxes	1,208	622		1,578
Provision for income taxes	18	(442)	-104.1%	147	-87.8%
Net earnings	1,190	1,064	11.8%	1,431	-16.8%
Dividends on preferred stock	300	-	100.0%	299	0.3%
Net earnings available to common shareholders	$890	$1,064	-16.4%	$1,132	-21.4%

PER COMMON SHARE DATA
Basic earnings per share	$0.13	$0.16	-18.8%	$0.17	-23.5%
Diluted earnings per share	$0.13	$0.16	-18.8%	$0.17	-23.5%
Quarterly dividends per share	$0.07	$0.07	0.0%	$0.07	0.0%
Book value at period end	$11.81	$11.04	7.0%	$11.83	-0.2%
Tangible book value at period end	$10.79	$9.59	12.5%	$10.39	3.8%
Market price at period end	$13.90	$12.75	9.0%	$13.20	5.3%
Shares outstanding at period end (1)	9,318,267	6,618,220	40.8%	6,618,268	40.8%
Weighted average shares outstanding
Basic	6,888,406	6,614,263	4.1%	6,592,110	4.5%
Diluted	6,906,206	6,633,143	4.1%	6,612,428	4.4%

AVERAGE BALANCE SHEET DATA
Total assets	$954,441	$923,059	3.4%	$934,519	2.1%
Loans and leases	583,756	595,765	-2.0%	594,050	-1.7%
Total deposits	776,784	776,201	0.1%	765,776	1.4%
Total common equity (1)	83,763	70,274	19.2%	77,599	7.9%
Total tangible common equity	74,269	60,669	22.4%	68,077	9.1%
Total equity (2)	102,951	70,274	46.5%	96,738	6.4%

SELECTED RATIOS	12/31/2009	12/31/2008		9/30/2009
Return on average assets	0.37%	0.46%	-19.6%	0.48%	-22.9%
Return on average tangible common equity	4.75%	6.01%	-21.0%	6.60%	-28.0%
Average loans to average deposits	75.15%	76.75%	-2.1%	77.57%	-3.1%
Taxable-equivalent net interest margin	4.67%	5.05%	-7.5%	4.82%	-3.1%
Leverage capital ratio (1)	13.95%	8.38%	66.5%	10.62%	31.4%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	1.37%	1.25%	9.3%	1.36%	0.5%
Nonperforming assets to total equity + ALLL	12.63%	13.64%	-7.4%	17.04%	-25.9%
Nonperforming assets to total loans, other real estate	1.79%	1.17%	53.0%	1.90%	-5.8%
owned and other foreclosed assets
Annualized net YTD charge-offs to total loans	0.86%	0.40%	115.4%	0.83%	3.8%

(1) On December 22, 2009, the Company completed an underwritten capital offering of 2.7 million shares of common stock at $12.75 per share. On January 7, 2010, the underwriters of the offering exercised their overallotment option and the Company issued an additional
405,000 of common stock at $12.75.
(2) On January 9, 2009, the Company participated in the Capital Purchase Plan of the U. S. Department of the Treasury, which added
$20 million in capital.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	December 31,	December 31,	%	September 30,	June 30,
	2009	2008	Change	2009	2009
Assets
Cash and cash equivalents	$23,350	$24,786	-5.8%	$62,585	$39,653
Securities available-for-sale	271,808	225,944	20.3%	218,795	204,918
Securities held-to-maturity	3,043	6,490	-53.1%	3,218	3,668
Total investment securities	274,851	232,434	18.2%	222,013	208,586
Time deposits held in banks	26,122	9,023	189.5%	16,023	21,023
Other investments	4,902	4,309	13.8%	4,428	4,429
Total loans	585,042	608,955	-3.9%	588,589	596,114
Allowance for loan losses	(7,995)	(7,586)	5.4%	(8,015)	(8,039)
Loans, net	577,047	601,369	-4.0%	580,574	588,075
Premises and equipment	38,737	40,580	-4.5%	39,049	39,580
Goodwill and other intangibles	9,483	9,605	-1.3%	9,508	9,540
Other assets	17,650	14,709	20.0%	13,650	13,308
Total assets	$972,142	$936,815	3.8%	$947,830	$924,194

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$175,173	$199,899	-12.4%	$181,115	$185,332
Interest bearing deposits	598,112	566,805	5.5%	590,976	577,320
Total deposits	773,285	766,704	0.9%	772,091	762,652
Securities sold under agreements to repurchase and other short term borrowings	48,758	75,876	-35.7%	55,366	45,809
Junior subordinated debentures	15,465	15,465	-	15,465	15,465
Other liabilities	5,357	5,726	-6.4%	7,466	6,470
Total liabilities	842,865	863,771	-2.4%	850,388	830,396
Total shareholders' equity (1)	129,277	73,044	77.0%	97,442	93,798
Total liabilities and shareholders' equity	$972,142	$936,815	3.8%	$947,830	$924,194

(1) On December 22, 2009, the Company completed an underwritten capital offering of 2.7 million shares of common stock at $12.75 per share. On January 7, 2010, the underwriters of the offering exercised their overallotment option and the Company issued an additional additional 405,000 of common stock at $12.75. On January 9, 2009, the Company participated in the Capital Purchase Plan of the U. S. Department of the Treasury, which added $20 million in capital.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Three Months Ended			Year Ended
EARNINGS STATEMENT	December 31,		%	December 31,		%
	2009	2008	Change	2009	2008	Change

Interest income	$12,253	$13,699	-10.6%	$50,041	$55,472	-9.8%
Interest expense	2,412	3,480	-30.7%	10,220	16,085	-36.5%
Net interest income	9,841	10,219	-3.7%	39,821	39,387	1.1%
Provision for loan losses	1,350	2,000	-32.5%	5,450	4,555	19.6%
Service charges on deposit accounts	2,689	2,571	4.6%	10,389	10,265	1.2%
Other charges and fees	997	1,184	-15.8%	4,657	4,863	-4.2%
Total non-interest income	3,686	3,755	-1.8%	15,046	15,128	-0.5%
Salaries and employee benefits	5,487	5,179	5.9%	21,743	20,951	3.8%
Occupancy expense	2,371	2,406	-1.5%	9,288	8,687	6.9%
FDIC premiums	303	142	113.4%	1,684	506	232.8%
Other non-interest expense	2,808	3,625	-22.5%	11,978	13,830	-13.4%
Total non-interest expense	10,969	11,352	-3.4%	44,693	43,974	1.6%
Income before income taxes	1,208	622	94.2%	4,724	5,986	-21.1%
Provision for income taxes	18	(442)	-104.1%	125	449	-72.2%
Net earnings	1,190	1,064	11.8%	4,599	5,537	-16.9%
Dividends on preferred stock	300	-	100.0%	1,175	-	100.0%
Net earnings available to common shareholders	$890	$1,064	-16.4%	$3,424	$5,537	-38.2%

Earnings per common share, diluted	$0.13	$0.16	-18.8%	$0.51	$0.83

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Fourth	Third	Second	First	Fourth
QUARTERLY TRENDS	Quarter	Quarter	Quarter	Quarter	Quarter
	2009	2009	2009	2009	2008
Interest income	$12,253	$12,498	$12,496	$12,794	$13,699
Interest expense	2,412	2,566	2,574	2,668	3,480
Net interest income	9,841	9,932	9,922	10,126	10,219
Provision for loan losses	1,350	1,000	2,100	1,000	2,000
Net interest income after provision for loan loss	8,491	8,932	7,822	9,126	8,219
Total non-interest income	3,686	3,972	3,858	3,530	3,755
Total non-interest expense	10,969	11,326	11,132	11,266	11,352
Income before income taxes	1,208	1,578	548	1,390	622
Income taxes	18	147	(197)	157	(442)
Net earnings	1,190	1,431	745	1,233	1,064
Dividends on preferred stock	300	299	299	277	-
Net earnings available to common shareholders	$890	$1,132	$446	$956	$1,064

Earnings per share, diluted	$0.13	$0.17	$0.07	$0.14	$0.16

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	December 31,	December 31,	%	September 30,	June 30,
	2009	2008	Change	2009	2009

Commercial, financial, and agricultural	$192,347	$210,058	-8.4%	$196,436	$200,192
Lease financing receivable	7,589	8,058	-5.8%	7,112	7,538
Real estate - mortgage	265,175	234,588	13.0%	264,242	242,595
Real estate - construction	39,544	65,327	-39.5%	37,403	60,062
Installment loans to individuals	79,476	89,901	-11.6%	82,138	84,602
Other	911	1,023	-10.9%	1,258	1,125

Total loans	$585,042	$608,955	-3.9%	$588,589	$596,114

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

ASSET QUALITY DATA	December 31,	December 31,	%	September 30,	June 30,
	2009	2008	Change	2009	2009

Nonaccrual loans	$16,183	$9,355	73.0%	$15,520	$15,664
Loans past due 90 days and over	378	1,005	-62.4%	1,600	791
Total nonperforming loans	16,561	10,360	59.9%	17,120	16,455
Other real estate owned (ORE)	792	329	140.7%	758	829
Other foreclosed assets	51	306	-83.3%	89	203
Total nonperforming assets	$17,404	$10,995	58.3%	$17,967	$17,487

Nonperforming assets to total assets	1.79%	1.17%	53.0%	1.90%	1.89%
Nonperforming assets to total loans +
ORE + other foreclosed assets	2.97%	1.80%	65.0%	3.05%	2.93%
ALLL to nonperforming loans	48.28%	73.22%	-34.1%	46.82%	48.85%
ALLL to total loans	1.37%	1.25%	9.3%	1.36%	1.35%

Year-to-date charge-offs	$5,268	$2,624	100.8%	$3,872	$2,779
Year-to-date recoveries	227	192	18.2%	201	132
Year-to-date net charge-offs	$5,041	$2,432	107.3%	$3,671	$2,647
Annualized net YTD charge-offs to total loans	0.86%	0.40%	115.4%	0.83%	0.90%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended
	December 31, 2009			December 31, 2008

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$112,170	$859	3.06%	$106,894	$1,199	4.49%
Tax-exempt securities	112,386	1,482	5.27%	119,713	1,618	5.41%
Other investments and interest bearing deposits	20,870	41	0.79%	4,327	31	2.87%
Federal funds sold	18,209	8	0.17%	4,722	13	1.08%
Time deposits in other banks	25,263	75	1.18%	11,120	92	3.29%
Loans	583,756	10,222	6.95%	595,765	11,222	7.49%
Total interest earning assets	872,654	12,687	5.77%	842,541	14,175	6.69%
Non-interest earning assets	81,787			80,518
Total assets	$954,441			$923,059

Interest bearing liabilities:
Deposits	$596,822	$1,875	1.25%	$583,453	2,885	1.97%
Repurchase agreements	53,913	295	2.17%	35,324	235	2.60%
Federal funds purchased	180	-	-	4,179	11	1.03%
Other borrowings	-	-	-	15,116	49	1.29%
Junior subordinated debentures	15,465	242	6.12%	15,465	300	7.59%
Total interest bearing liabilities	666,380	2,412	1.44%	653,537	3,480	2.12%
Non-interest bearing liabilities	185,110			199,248
Shareholders' equity	102,951			70,274
Total liabilities and shareholders' equity	$954,441			$923,059

Net interest income (FTE) and margin		$10,275	4.67%		$10,695	5.05%

Net interest spread			4.33%			4.57%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Year Ended			Year Ended
	December 31, 2009			December 31, 2008

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$101,556	$3,905	3.85%	$97,363	$4,380	4.50%
Tax-exempt securities	115,176	6,159	5.35%	112,801	6,100	5.41%
Other investments and interest bearing
deposits	9,403	143	1.52%	5,817	170	2.92%
Federal funds sold	17,617	37	0.21%	29,406	669	2.24%
Time deposits in other banks	15,264	262	1.69%	14,247	413	2.90%
Loans	593,589	41,341	6.96%	575,355	45,532	7.91%
Total interest earning assets	852,605	51,847	6.08%	834,989	57,264	6.86%
Non-interest earning assets	81,929			82,898
Total assets	$934,534			$917,887

Interest bearing liabilities:
Deposits	$580,814	$8,103	1.40%	$599,803	$13,910	2.32%
Repurchase agreements	44,318	1070	2.41%	33,506	822	2.41%
Federal funds purchased	622	5	0.79%	2,493	53	2.09%
Other borrowings	4,625	23	0.50%	4,943	81	1.64%
Junior subordinated debentures	15,465	1019	6.50%	15,465	1,219	7.75%
Total interest bearing liabilities	645,844	10,220	1.58%	656,210	16,085	2.45%
Non-interest bearing liabilities	191,225			190,579
Shareholders' equity	97,465			71,098
Total liabilities and shareholders' equity	$934,534			$917,887

Net interest income (FTE) and margin		$41,627	4.88%		$41,179	4.93%

Net interest spread			4.50%			4.41%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(in thousands except per share data)

	For the Quarter Ended
	December 31,	December 31,	September 30,
Per Common Share Data	2009	2008	2009

Book value per common share	$11.81	$11.04	$11.83
Effect of intangible assets per share	1.02	1.45	1.44
Tangible book value per common share	$10.79	$9.59	$10.39

Average Balance Sheet Data

Total equity	$102,951	$70,274	$96,738
Preferred equity	19,188	-	19,139
Total common equity	$83,763	$70,274	$77,599
Intangible assets	9,494	9605	9,522
Tangible common equity	$74,269	$60,669	$68,077

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial
Information (unaudited) is determined by methods other than in accordance with GAAP. The non-GAAP financial measure above is calculated by using "tangible common equity," which is defined as total common equity reduced by intangible assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.